As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALLY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0104066
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6601 S. Bermuda Rd.

Las Vegas, Nevada  89119

(Address of Registrant’s Principal Executive Offices, Including Zip Code)

Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan

Bally Technologies, Inc. 2008 Employee Stock Purchase Plan

(Full Title of the Plan)

Mark Lerner

Senior Vice President, General Counsel and Secretary

6601 S. Bermuda Rd.

Las Vegas, Nevada  89119

(702) 584-7700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒                    Accelerated filer ☐                              Non-accelerated filer ☐                      Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.10 per share	2,550,000 shares	$38.61	$98,455,500	$3,870

(1)     Also includes associated preferred share rights to purchase shares of the Registrant’s common stock pursuant to the Registrant’s Rights Agreement, as amended, which rights are not currently separable from the shares of common stock and are not currently exercisable.

(2)     Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(3)     Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on March 5, 2008, as reported on the New York Stock Exchange.

INTRODUCTION

                This Registration Statement on Form S-8 is filed by Bally Technologies, Inc. (the “Registrant”) relating to (i) 500,000 shares (the “ESPP Shares”) of its common stock, par value $0.10 per share (the “Common Stock”), available for purchase by eligible persons under the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan ( the “ESPP”), and (ii) an additional 2,050,000 shares (the “Plan Shares,” and together with the ESPP Shares, the “Shares”) of Common Stock issuable to eligible persons under the Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan (the “Plan”). The issuance of the ESPP Shares was approved by the Registrant’s shareholders on February 22, 2008. The addition of 550,000 of the Plan Shares (the “2006 Plan Shares”) was approved by the Registrant’s shareholders on March 6, 2006 and the addition of the remaining 1,500,000 of the Plan Shares (the “2008 Plan Shares”) was approved by the Registrant’s shareholders on February 22, 2008. Of the 2006 Plan Shares, only 300,000 of such shares may be issued in connection with awards of restricted stock or restricted stock units, and of the 2008 Plan Shares, only 500,000 of such shares may be issued in connection with awards of restricted stock or restricted stock units. The 2006 Plan Shares were not registered on Form S-8 at the time the Registrant’s shareholders approved the amendment to the Plan because at that time the Registrant was not eligible to use Form S-8 because it was not current with its periodic filings under the Exchange Act of 1934, as amended (the “Exchange Act”). The Registrant recently became current with its periodic filings under Exchange Act and is now eligible to use Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by this Part I has been omitted from this Registration Statement on Form S-8 in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.                                   Incorporation by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement on Form S-8:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the Commission on November 2, 2007 and January 14, 2008, respectively;

•                  The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2007 and December 31, 2007, filed on December 21, 2007 and February 14, 2008, respectively;

•                  The Registrant’s Current Reports on Form 8-K filed on August 24, 2007 (Item 8.01 only), September 12, 2007, September 27, 2007 (Item 8.01 only), November 2, 2007 (Item 4.02 only), December 21, 2007 (Item 8.01 only) and February 14, 2008 (Item 5.02 only); and

•                  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 6, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into and to be part of this Registration Statement  on Form S-8 from the date of filing of such documents.

For purposes of this Registration Statement on Form S-8, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Subject to the foregoing, all information appearing in this Registration Statement on Form S-8 is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

The validity of the issuance of the Shares will be passed on for the Registrant by Mark Lerner, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. As Senior Vice President, General Counsel and Secretary of the Registrant, Mr. Lerner is eligible to receive awards under the Plan and to purchase Common Stock pursuant to the ESPP.

Item 6.            Indemnification of Directors and Officers.

Article VII of the Registrant’s Restated Articles of Incorporation, as amended, limits the liability of the Registrant’s directors and officers.  It provides that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes (the “NRS”) as the same exists or may thereafter be amended.  It also provides that any repeal or modification of the foregoing provision by the stockholders of the Registrant will not adversely affect any right or protection of a director or officer of the Registrant existing at the time of such repeal or modification.

In addition, Section 15 of the Registrant’s By-Laws provides that the Registrant shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person has served, at any time after May 10, 1987, as an officer or director of the Registrant, and may so indemnify any such person in connection with any proceeding arising by reason of the fact that such person has served, at any time prior to May 11, 1987, as an officer or director of the Registrant.  It also provides that no amendment of Section 15 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. The By-Laws further provide that the provisions of Section 15 shall be deemed to be a contract between the Registrant and each officer and director who serves in such capacity at any time while Section 15 and the relevant provisions of the NRS or other applicable laws are in effect.

In addition, Section 21 of the Plan provides that, to the fullest extent permitted by applicable law and regulation, the Registrant will indemnify and hold harmless the members of the Board of Directors and the members of a duly appointed committee of the Board of Directors from and against any and all liabilities, costs, and expenses incurred by them as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

Section 78.7502 of the NRS (“NRS 78.7502”) permits the Registrant to indemnify its directors and officers as follows:

1.             A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           Is not liable pursuant to Section 78.138 of the NRS (“NRS 78.138”)(1); or

(b)                                 Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.                                       A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)                                  Is not liable pursuant to NRS 78.138; or

(b)                                 Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.                                       To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1.                                       Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)                                  By the stockholders;

(b)                                 By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)                                  If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)                                 If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.                                       The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.                                       The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)                                  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)                                 Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Registrant has entered into an agreement with certain of its directors and officers indemnifying them to the fullest extent permitted by the foregoing.  The Registrant has also purchased director and officer liability insurance, as permitted by Section 16 of its By-Laws.

Item 7.            Exemption From Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Exhibit Number	Description
4.1

Restated Articles of Incorporation of Alliance Gaming Corporation, as amended, filed on May 7, 2004 as Exhibit 4.6 to the Registration Statement on Form S-8 (File No. 333-115271) of Alliance Gaming Corporation, and incorporated herein by reference.

4.2

Amendment to Amended and Restated Articles of Incorporation of Alliance Gaming Corporation dated March 20, 2002, filed on December 21, 2007 as Exhibit 3.1 to the Quarterly Report on Form 10-Q of Bally Technologies, Inc. for the fiscal quarter ended September 30, 2007, and incorporated herein by reference.

4.3

Amendment to Amended and Restated Articles of Incorporation of Bally Technologies, Inc. dated March 13, 2006, filed on March 15, 2007 as Exhibit 3.2 to the Annual Report on Form 10-K of Bally Technologies, Inc. for the fiscal year ended June 30, 2006, and incorporated herein by reference.

4.4

Bylaws of Alliance Gaming Corporation, filed on December 30, 2005 as Exhibit 3.2 to the Annual Report on Form 10-K of Alliance Gaming Corporation for the fiscal year ended June 30, 2005, and incorporated herein by reference.

4.5 *	Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan.

4.6

Rights Agreement dated as of March 9, 1998 between Alliance Gaming Corporation and American Stock Transfer & Trust Company, filed on March 10, 1998 as Exhibit 1 to the Registration Statement on Form 8-A of Alliance Gaming Corporation, and incorporated herein by reference.

4.7

First Amendment to Rights Agreement dated as of September 15, 1998 between Alliance Gaming Corporation and American Stock Transfer & Trust Company, filed on December 30, 2005 as Exhibit 4.2 to Annual Report on Form 10-K of Alliance Gaming Corporation, and incorporated herein by reference.

4.8 *	Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

5.1 *	Opinion of Mark Lerner, Esq.

23.1 *	Consent of Mark Lerner, Esq. (Included in Exhibit 5.1).

23.2 *	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1 *	Powers of Attorney (Included on signature page of this Registration Statement on Form S-8).

*	Filed herewith.

Item 9.                                   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)          Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)           Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on March 11, 2008.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Richard Haddrill, Robert C. Caller and Mark Lerner, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Haddrill	Chief Executive Officer (Principal Executive Officer)	March 11,
Richard Haddrill	and Director	2008

	Executive Vice President, Chief Financial Officer and
/s/ Robert C. Caller	Treasurer (Principal Financial and Accounting Officer)	March 11,
Robert C. Caller		2008

/s/ Jacques André		March 11,
Jacques André	Director	2008

/s/ Robert L. Guido		March 11,
Robert L. Guido	Director	2008

/s/ David Robbins		March 11,
David Robbins	Director and Chairman of the Board	2008

/s/ Kevin Verner		March 11,
Kevin Verner	Director	2008

EXHIBIT INDEX

Exhibit Number	Description
4.1

Restated Articles of Incorporation of Alliance Gaming Corporation, as amended, filed on May 7, 2004 as Exhibit 4.6 to the Registration Statement on Form S-8 (File No. 333-115271) of Alliance Gaming Corporation, and incorporated herein by reference.

4.2

Amendment to Amended and Restated Articles of Incorporation of Alliance Gaming Corporation dated March 20, 2002, filed on December 21, 2007 as Exhibit 3.1 to the Quarterly Report on Form 10-Q of Bally Technologies, Inc. for the fiscal quarter ended September 30, 2007, and incorporated herein by reference.

4.3

Amendment to Amended and Restated Articles of Incorporation of Bally Technologies, Inc. dated March 13, 2006, filed on March 15, 2007 as Exhibit 3.2 to the Annual Report on Form 10-K of Bally Technologies, Inc. for the fiscal year ended June 30, 2006, of Bally Technologies, Inc., and incorporated herein by reference.

4.4

Bylaws of Alliance Gaming Corporation, filed on December 30, 2005 as Exhibit 3.2 to the Annual Report on Form 10-K of Alliance Gaming Corporation for the fiscal year ended June 30, 2005, and incorporated herein by reference.

4.5 *	Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan.

4.6

Rights Agreement dated as of March 9, 1998 between Alliance Gaming Corporation and American Stock Transfer & Trust Company, filed on March 10, 1998 as Exhibit 1 to the Registration Statement on Form 8-A of Alliance Gaming Corporation, and incorporated herein by reference.

4.7

First Amendment to Rights Agreement dated as of September 15, 1998 between Alliance Gaming Corporation and American Stock Transfer & Trust Company, filed on December 30, 2005 as Exhibit 4.2 to Annual Report on Form 10-K of Alliance Gaming Corporation, and incorporated herein by reference.

4.8 *	Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

5.1 *	Opinion of Mark Lerner, Esq.

23.1 *	Consent of Mark Lerner, Esq. (Included in Exhibit 5.1).

23.2 *	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1 *	Powers of Attorney (Included on signature page of this Registration Statement on Form S-8).

*	Filed herewith.